Exhibit 99.1

FreightCar America, Inc. Reports Third Quarter 2022 Results

Third quarter 2022 revenue up 47% year-over-year

Company reaffirms revenue and delivery outlook for fiscal year 2022

Chicago, IL, November 7, 2022-- FreightCar America, Inc. (NASDAQ: RAIL) or (the “Company”), a diversified manufacturer of railroad freight cars, today reported results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights

•
Revenues of $85.7 million, up 47.1% year-over-year, with deliveries of 783 railcars, up 55% year-over-year
•
Gross margin of 5.3% with gross profit of $4.6 million, compared to gross margin of 2.6% with gross profit of $1.5 million in the third quarter of 2021
•
Manufacturing operating income of $3.1 million, compared to $163 thousand in the third quarter of 2021
•
Net loss of ($17.8) million, or ($0.69) per share and adjusted net loss of ($5.4) million, or ($0.21) per share, accounting for primarily non-cash items including an $8.1 million pre-tax pension settlement loss
•
Adjusted EBITDA of $1.6 million, compared to Adjusted EBITDA loss of ($3.5) million in the third quarter of 2021
•
Quarter-end backlog totaled 2,529 railcars with an aggregate value of approximately $276 million
•
2022 revenue outlook reaffirmed at between $340 million and $360 million and deliveries of between 3,000 and 3,200 railcars

Jim Meyer, President and Chief Executive Officer of FreightCar America, commented, “FreightCar America delivered another quarter of strong top-line growth while also producing another record number of railcars at the Castaños facility. That said, our financial results were muted by the combined impacts of delivering lower margin orders accepted at the bottom of the cycle and elevated freight costs. We expect margins to strengthen starting in the fourth quarter as these orders are completed.”

Meyer continued, “While there is much more work to accomplish, we continued to make solid progress on our strategic and performance initiatives in Castaños. The new fabrication shop started operating in the third quarter and our expanded wheel mounting and axle machining facility achieved AAR certification just after the close of the quarter, both of which will bring meaningful efficiencies going forward. We continue to invest in the business and work to position ourselves as a world class manufacturer in Northern Mexico, anchored by the new purpose-built facility and an exceptional workforce.”

Meyer concluded, “We remain confident in our direction and look forward to the future benefits of a built-out manufacturing campus combined with a healthier macroeconomic environment and more normalized supply chains.”

Fiscal Year 2022 Outlook

•
The Company has reaffirmed its outlook for fiscal year 2022 as follows:

Fiscal Year 2022
Revenue	Between $340 million and $360 million
Railcar Deliveries	Between 3,000 and 3,200 railcars

Mike Riordan, Chief Financial Officer of FreightCar America, added, “With our new footprint in Mexico, we have right sized our business and improved our operating structure, which has allowed us to meaningfully reduce our cost structure. Over the past year, we have seen our production capability increase beyond our original expectation and the team in Castaños capture the operational efficiencies we envisioned. This has led to $7.2 million of Adjusted EBITDA generated during the first nine months of 2022, a $15.6 million improvement from the comparable 2021 period. As a result of this strong performance, we are reaffirming our previously stated 2022 outlook.”

Third Quarter 2022 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, November 8, 2022 at 11:00 a.m. (Eastern Time) to discuss its third quarter 2022 financial results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available at:

Event URL: https://viavid.webcasts.com/starthere.jsp?ei=1576520&tp_key=59e5a87e0a

Please note that the webcast is listen-only and webcast participants will not be able to participate in the question and answer portion of the conference call. Interested parties may also participate in the call by dialing (877) 407-0789 or (201) 689-8562 and entering the passcode 13733654. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:00 p.m. (Eastern Time) on Tuesday November 8, 2022, until 12:00 a.m. (Eastern Time) on Wednesday November 23, 2022. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13733654. An archived version of the webcast will also be available on the FreightCar America Investor Relations website.

About FreightCar America

FreightCar America, Inc. is a diversified manufacturer of railroad freight cars that also supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality railcars, including open top hopper cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars and coal cars, and also specializes in the conversion of railcars for repurposed use. FreightCar America is headquartered in Chicago, Illinois and has facilities in the following locations: Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; potential financial and operational impacts of the COVID-19 pandemic; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

INVESTOR & MEDIA CONTACT	Lisa Fortuna or Stephen Poe
E-MAIL	RAIL@alpha-ir.com
TELEPHONE	312-445-2870

# # #

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$18,371	$26,240
Accounts receivable, net	12,174	9,571
VAT receivable	5,047	31,136
Inventories, net	84,218	56,012
Related party asset	4,017	8,680
Prepaid expenses	8,094	5,087
Total current assets	131,921	136,726
Property, plant and equipment, net	21,137	18,236
Railcars available for lease, net	19,697	20,160
Right of use asset	15,725	16,669
Other long-term assets	4,571	8,873
Total assets	$193,051	$200,664

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and contractual payables	$44,428	$41,185
Related party accounts payable	1,944	8,870
Accrued payroll and other employee costs	3,448	2,912
Reserve for workers' compensation	1,050	1,563
Accrued warranty	3,129	2,533
Customer deposits	—	3,300
Deferred income state and local incentives, current	—	1,291
Lease liability, current	1,262	1,955
Other current liabilities	9,028	5,711
Total current liabilities	64,289	69,320
Long-term debt, net of current portion	91,597	79,484
Warrant liability	35,772	32,514
Accrued pension costs	—	35
Deferred income state and local incentives, long-term	—	1,216
Lease liability, long-term	15,871	16,617
Other long-term liabilities	4,370	3,134
Total liabilities	211,899	202,320
Stockholders’ deficit
Preferred stock	—	—
Common stock	201	190
Additional paid-in capital	87,704	83,742
Accumulated other comprehensive loss	2,427	(5,522)
Accumulated deficit	(109,180)	(80,066)
Total stockholders' deficit	(18,848)	(1,656)
Total liabilities and stockholders’ deficit	$193,051	$200,664

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Revenues	$85,743	$58,307	$235,765	$128,031
Cost of sales	81,189	56,769	214,564	123,180
Gross profit	4,554	1,538	21,201	4,851
Selling, general and administrative expenses	7,112	5,701	21,878	21,146
Loss on pension settlement	8,105	—	8,105	—
Restructuring and impairment charges	—	—	—	6,530
Operating loss	(10,663)	(4,163)	(8,782)	(22,825)
Interest expense	(6,087)	(3,562)	(17,549)	(9,276)
Loss on change in fair market value of warrant liability	(1,274)	(293)	(3,258)	(18,969)
Gain on extinguishment of debt	—	10,129	—	10,129
Other income	190	145	2,347	490
Income (loss) before income taxes	(17,834)	2,256	(27,242)	(40,451)
Income tax provision (benefit)	(28)	1,525	1,872	2,161
Net income (loss)	$(17,806)	$731	$(29,114)	$(42,612)
Net income (loss) per common share- basic	$(0.69)	$0.03	$(1.19)	$(2.11)
Net income (loss) per common share - diluted	$(0.69)	$0.03	$(1.19)	$(2.11)
Weighted average common shares outstanding – basic	25,718,414	20,485,438	24,470,659	20,225,671
Weighted average common shares outstanding – diluted	25,718,414	22,111,824	24,470,659	20,225,671

FreightCar America, Inc.

Segment Data

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Manufacturing	$82,817	$55,898	$226,548	$121,076
Corporate and Other	2,926	2,409	9,217	6,955
Consolidated revenues	$85,743	$58,307	$235,765	$128,031

Operating income (loss):
Manufacturing	$3,054	$163	$16,470	$(5,618)
Corporate and Other	(13,717)	(4,326)	(25,252)	(17,207)
Consolidated operating income (loss)	$(10,663)	(4,163)	(8,782)	(22,825)

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities	(in thousands)

Net loss	$(29,114)	$(42,612)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Restructuring and impairment charges	—	6,530
Depreciation and amortization	3,110	3,304
Non-cash lease expense on right-of-use assets	944	1,173
Recognition of deferred income from state and local incentives	(2,507)	(1,665)
Loss on change in fair market value for warrant liability	3,258	18,969
Loss on pension settlement	8,105	-
Stock-based compensation recognized	2,307	2,829
Non-cash interest expense	11,309	3,782
Gain on extinguishment of debt	—	(10,129)
Other non-cash items, net	(9)	314
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,603)	1,688
VAT receivable	24,634	(25,622)
Inventories	(30,110)	(4,276)
Other assets	(3,741)	(1,682)
Related party asset, net	(2,263)	(617)
Accounts and contractual payables	4,386	1,502
Accrued payroll and employee benefits	536	(302)
Income taxes payable	737	1,111
Accrued warranty	596	(2,619)
Lease liability	(1,439)	(1,641)
Customer deposits	(3,300)	(3,896)
Other liabilities	1,798	(2,492)
Accrued pension costs and accrued postretirement benefits	(219)	(607)
Net cash flows used in operating activities	(13,585)	(56,958)

Cash flows from investing activities
Maturity of restricted certificates of deposit	—	182
Purchase of property, plant and equipment	(3,380)	(1,983)
Proceeds from sale of property, plant and equipment and railcars available for lease	—	433
Net cash flows used in investing activities	(3,380)	(1,368)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	16,000
Deferred financing costs	—	(1,517)
Borrowings on revolving line of credit	84,396	38,571
Repayments on revolving line of credit	(75,239)	(21,225)
Employee stock settlement	(57)	(7)
Payment for stock appreciation rights exercised	(4)	(57)
Net cash flows provided by financing activities	9,096	31,765

Net decrease in cash and cash equivalents	(7,869)	(26,561)
Cash, cash equivalents and restricted cash equivalents at beginning of period	26,240	54,047
Cash, cash equivalents and restricted cash equivalents at end of period	$18,371	$27,486

Supplemental cash flow information
Interest paid	$6,240	$4,575
Income tax refunds received, net of payments	$—	$5
Non-cash transactions
Change in unpaid construction in process	$2,168	$68
Accrued PIK interest paid through issuance of PIK Note	$1,093	$915
Issuance of warrants	$8,560	$4,958
Issuance of equity fee	$3,000	$1,000

FreightCar America, Inc.

Reconciliation of income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Income (loss) before income taxes	$(17,834)	$2,256	$(27,242)	$(40,451)
Depreciation & Amortization	1,050	1,108	3,110	3,304
Interest Expense, net	6,087	3,562	17,549	9,276
EBITDA	(10,697)	6,926	(6,583)	(27,871)

Change in Fair Value of Warrant (a)	1,274	293	3,258	18,969
Restructuring and impairment charges (b)	-	-	-	6,530
Gain on Debt Extinguishment (c)	-	(10,129)	-	(10,129)
Alabama Grant Amortization (d)	-	(555)	(1,857)	(1,665)
Mexican Permanent VAT (e)	908	-	908	-
Loss on Pension Settlement (f)	8,105	-	8,105	-
Transaction Costs (g)	116	196	116	491
Startup Costs (h)	949	-	949	-
Consulting Costs (i)	226	-	988	-
Corporate Realignment (j)	63	-	1,323	-
Legal Reserve (k)	-	-	-	500
Plant Transition Costs (l)	-	-	-	2,386
Stock Based Compensation	817	(133)	2,307	2,829
Other, net	(190)	(145)	(2,347)	(490)
Adjusted EBITDA	$1,571	$(3,547)	$7,167	$(8,450)

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities.
c)
The Company recorded a non-cash gain on extinguishment of its PPP Loan in the third quarter of 2021.
d)
The Company amortizes deferred grant income to cost of goods sold that represents a non-cash reduction to its gross margin (loss).
e)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
f)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2022.
g)
The Company incurred certain costs during 2021 and 2022 for nonrecurring professional services associated with its financing arrangements.
h)
The Company incurred certain costs during 2022 related to new production lines.
i)
The Company incurred certain non-recurring consulting costs during the fourth quarter of 2021 and first quarter of

2022.
j)
The Company incurred certain non-recurring corporate realignment costs in 2022.
k)
During the first and fourth quarters of 2021, the Company recognized charges related to a legal dispute.
l)
the Company implemented a program to shift production originally planned for its U.S. plants to its Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility in 2021.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net income (loss) and Adjusted Net income (loss)(1)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss)	$(17,806)	$731	$(29,114)	$(42,612)

Change in Fair Value of Warrant (a)	1,274	293	3,258	18,969
Restructuring and impairment charges (b)	-	-	-	6,530
Gain on Debt Extinguishment (c)	-	(10,129)	-	(10,129)
Alabama Grant Amortization (d)	-	(555)	(1,857)	(1,665)
Mexican Permanent VAT (e)	908	-	908	-
Loss on Pension Settlement (f)	8,105	-	8,105	-
Transaction Costs (g)	116	196	116	491
Startup Costs (h)	949	-	949	-
Consulting Costs (i)	226	-	988	-
Corporate Realignment (j)	63	-	1,323	-
Legal Reserve (k)	-	-	-	500
Plant Transition Costs (l)	-	-	-	2,386
Stock Based Compensation	817	(133)	2,307	2,829
Other, net	(190)	(145)	(2,347)	(490)
Total non-GAAP adjustments	12,268	(10,473)	13,750	19,421
Income tax impact on non-GAAP adjustments(m)	104	-	387	971
Adjusted Net loss	$(5,434)	$(9,742)	$(14,977)	$(22,220)

(1) Adjusted net income (loss) represents net income (loss) before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities.
c)
The Company recorded a non-cash gain on extinguishment of its PPP Loan in the third quarter of 2021.
d)
The Company amortizes deferred grant income to cost of goods sold that represents a non-cash reduction to its gross margin (loss).
e)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
f)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2022.
g)
The Company incurred certain costs during 2021 and 2022 for nonrecurring professional services associated with its financing arrangements.
h)
The Company incurred certain costs during 2022 related to new production lines.
i)
The Company incurred certain non-recurring consulting costs during the fourth quarter of 2021 and first quarter of 2022.
j)
The Company incurred certain non-recurring corporate realignment costs in 2022.
k)
During the first and fourth quarters of 2021, the Company recognized charges related to a legal dispute.
l)
The Company implemented a program to shift production originally planned for its U.S. plants to its Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility in 2021.
m)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the applicable jurisdictional tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted net income (loss) is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income (loss) is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income (loss) in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income (loss) is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

EPS	$(0.69)	$0.03	$(1.19)	$(2.11)

Adjustments per share:
Change in Fair Value of Warrant (a)	0.05	0.01	0.13	0.94
Restructuring and impairment charges (b)	-	-	-	0.32
Gain on Debt Extinguishment (c)	-	(0.50)	-	(0.50)
Alabama Grant Amortization (d)	-	(0.03)	(0.08)	(0.08)
Mexican Permanent VAT (e)	0.04	-	0.04	-
Loss on Pension Settlement (f)	0.32	-	0.33	-
Transaction Costs (g)	-	0.01	-	0.02
Startup Costs (h)	0.04	-	0.04	-
Consulting Costs (i)	0.01	-	0.04	-
Corporate Realignment (j)	-	-	0.05	-
Legal Reserve (k)	-	-	-	0.02
Plant Transition Costs (l)	-	-	-	0.12
Stock Based Compensation	0.03	(0.01)	0.09	0.14
Other, net	(0.01)	(0.01)	(0.10)	(0.02)
Total non-GAAP adjustments pre-tax per share	0.48	(0.53)	0.54	0.96
Income tax impact on non-GAAP adjustments per share (m)	-	-	0.02	0.05
Adjusted EPS	$(0.21)	$(0.50)	$(0.63)	$(1.10)

(1) Adjusted EPS represents basic EPS before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities.
c)
The Company recorded a non-cash gain on extinguishment of its PPP Loan in the third quarter of 2021.
d)
The Company amortizes deferred grant income to cost of goods sold that represents a non-cash reduction to its gross margin (loss).
e)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
f)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2022.
g)
The Company incurred certain costs during 2021 and 2022 for nonrecurring professional services associated with its financing arrangements.
h)
The Company incurred certain costs during 2022 related to new production lines.
i)
The Company incurred certain non-recurring consulting costs during the fourth quarter of 2021 and first quarter of 2022.
j)
The Company incurred certain non-recurring corporate realignment costs in 2022.
k)
During the first and fourth quarters of 2021, the Company recognized charges related to a legal dispute.
l)
The Company implemented a program to shift production originally planned for its U.S. plants to its Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility in 2021.
m)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the applicable jurisdictional tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.